  EXHIBIT 10.3

UMeWorld & Guangzhou Yonghua

Bilingual Strategic Cooperation Agreement

  中英文对照协议

STRATEGIC COOPERATION AGREEMENT

This STRATEGIC COOPERATION AGREEMENT (this “Agreement”) is entered into as of August 11, 2025 (the “Effective Date”) by and between:

UMeWorld Limited, a company limited by shares duly incorporated and existing under the laws of the British Virgin Islands (the “Company” or “UMeWorld”),

and

Guangzhou Yonghua Special Medical Nutrition Technology Co., Ltd. (广州永华特医营养科技有限公司), a corporation duly organized under the laws of the People’s Republic of China (“Guangzhou Yonghua”),

each individually a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, the Parties desire to establish a long-term strategic cooperation focused on the research, development, production, and commercialization of enzymatic technology for the manufacture of edible diglyceride oil (“DAG Oil”) and biofuels (together, the “Products”);

WHEREAS, UMeWorld Limited is a health and wellness company with interests in functional nutrition and sustainable energy solutions, and intends to commercialize enzymatic technology applications globally;

WHEREAS, Guangzhou Yonghua is a research and development company with expertise in enzymatic processes, DAG Oil, and related technologies, and holds patents, proprietary know-how, and capabilities that are critical to the success of the Parties’ cooperation;

WHEREAS, UMeWorld Limited seeks to obtain an exclusive license to apply and commercialize such enzymatic technology worldwide except for the People’s Republic of China (including Hong Kong and Macau), subject to the restrictions and conditions herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties agree as follows:

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UMeWorld & Guangzhou Yonghua

Bilingual Strategic Cooperation Agreement

中英文对照协议

ARTICLE 1 - DEFINITIONS

第一条 定义

1.1 “Common Enterprise” means the joint activities undertaken by the Parties in connection with the development, research, manufacture, production, distribution, sale, promotion, and marketing of enzymatic technology, DAG Oil, and biofuels.

1.1 “共同事业”指双方为开发、研究、制造、生产、分销、销售、推广和营销酶促技术、DAG油及生物燃料而开展的联合活动。

1.2 “Exclusive Rights” means the exclusive rights granted to UMeWorld Limited to utilize enzymatic technology for the commercialization of DAG Oil and biofuels worldwide, except for the People’s Republic of China (including Hong Kong and Macau), subject to the sales threshold defined in Section 2.2.

1.2 “独家权利”指授予UMeWorld Limited在海外地区，即除中华人民共和国（包括香港和澳门）以外的地区，利用酶促技术商业化DAG油和生物燃料的独家权利，但须符合第2.2条规定的销售门槛。

1.3 “Technology Data” means all scientific, clinical, manufacturing, and technical data related to enzymatic technology, DAG Oil, and biofuels, including processes, methods, and trade secrets, whether existing or developed during the term of this Agreement.

1.3 “技术资料”指与酶促技术、DAG油及生物燃料相关的所有科学、临床、制造和技术资料，包括工艺、方法和商业秘密，无论是在本协议期限内已有还是开发出来的。

ARTICLE 2 - SCOPE OF COOPERATION

第二条 合作范围

2.1 Geographic Scope. The Common Enterprise shall extend worldwide, subject to limitations provided herein.

2.1 地理范围：本共同事业应扩展至全球，但须遵守本协议规定的限制。

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2.2 Exclusivity.

In overseas regions, namely areas outside the People's Republic of China (including Hong Kong and Macau, hereinafter referred to as the "Chinese Region"), provided that Company UMeWorldLimited"sannual product sales volume is no less than US$1 million (the "Exclusive Rights Threshold"), it will be granted exclusive rights at preferential prices and under favorable business terms. If the threshold is not met in a given year, the exclusivity will cease, but the non-exclusive rights will remain in force.

2.2 独家性：UMeWorld Limited在海外地区，即除中华人民共和国（包括香港和澳门，以下称“中国地区”）以外地区，年度产品销售额不低于100万美元（“独家权利门槛”）的前提下，将拥有以优惠的价格和良好的商业条件拥有独家权利。若某年度未达门槛，则独家性终止，但非独家权利继续有效。

2.3 China Territory. UMeWorld Limited shall not have exclusive rights within the China Territory. Guangzhou Yonghua shall retain the right to commercialize enzymatic technology, DAG Oil, and biofuels within the China Territory without restriction. Notwithstanding Guangzhou Yonghua’s retained rights in the China Territory, UMeWorld Limited shall have the right to sell DAG Oil under its proprietary brand DAGola. Guangzhou Yonghua shall reasonably support UMeWorld Limited’s branding, regulatory, and distribution efforts in the China Territory in good faith, provided such activities do not conflict with Guangzhou Yonghua’s direct commercialization rights.

2.3 中国地区：UMeWorld Limited在中国地区不享有独家权利。广州永华保留在中国地区商业化酶促技术、DAG油和生物燃料的权利，不受限制。尽管广州永华在中国地区保留商业化权利，UMeWorld Limited仍有权以其品牌DAGola销售DAG油。广州永华应诚信合理地支持UMeWorld Limited在中国地区的品牌建设、合规和分销活动，前提是不与其直接商业化权利冲突。

ARTICLE 3 - RESPONSIBILITIES OF THE PARTIES

第三条 双方责任

3.1 Responsibilities of UMeWorld Limited

3.1 UMeWorld Limited 的责任

(a) Obtain necessary regulatory approvals, designations, and licenses for enzymatic technology, DAG Oil, and biofuels in global markets;

（a）在全球市场获取酶促技术、DAG油和生物燃料的必要监管批准、指定和许可；

(b) Conduct promotional and awareness campaigns to build product acceptance;

（b）开展宣传与认知活动以建立产品认同；

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(c) Establish and manage diverse sales and distribution channels across consumer, industrial, and energy markets;

（c）在消费、工业和能源市场建立并管理多样化的销售与分销渠道；

(d) Bear all costs associated with its activities under this Agreement.

（d）承担其在本协议项下活动的全部费用。

3.2 Responsibilities of Guangzhou Yonghua

3.2 广州永华的责任

(a) Continue research and development of enzymatic technology, DAG Oil, and biofuels;

（a）持续开展酶促技术、DAG油和生物燃料的研发；

(b) Provide Technology Data to UMeWorld Limited on an as-available basis;

（b）在可用时向UMeWorld Limited提供技术资料；

(c) Assist UMeWorld Limited in obtaining necessary licenses or sublicenses for intellectual property rights in relevant territories;

（c）协助UMeWorld Limited在相关地区获得必要的知识产权许可或转许可；

(d) Take reasonable steps to protect the confidentiality of Technology Data and ensure UMeWorld Limited’s Exclusive Rights are respected, provided the Exclusivity Threshold is met;

（d）在满足独家权利门槛的前提下，采取合理措施保护技术资料的保密性并确保UMeWorld Limited的独家权利得到尊重；

(e) Plant Support and Training. Guangzhou Yonghua shall provide reasonable technical assistance to UMeWorld Limited in the design, development, and commissioning of pilot plants, including but not limited to the planned biofuel pilot facility in Malaysia. Such assistance shall include the provision of technical personnel, training of local staff, and the transfer of practical know-how required for successful operations.

（e）工厂支持与培训：广州永华应在设计、开发及启用试点工厂（包括但不限于马来西亚计划中的生物燃料试点设施）方面为UMeWorld Limited提供合理技术支持，包括提供技术人员、培训本地员工，以及传授确保运营成功所需的实用技术知识。

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ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

第四条 陈述与保证

4.1 Each Party represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

4.1 各方声明并保证其有充分权力和授权签署本协议并履行其在本协议项下的义务。

4.2 Guangzhou Yonghua represents and warrants that it owns or controls the necessary rights to the Know-How and Technology Data that it provides under this Agreement within the China Territory.

4.2 广州永华声明并保证，其在中国地区对其在本协议项下提供的专有技术和技术资料拥有或控制必要权利。

4.3 UMeWorld Limited represents and warrants that it has the financial and operational capability to develop, market, and commercialize the Products outside the China Territory.

4.3 UMeWorld Limited声明并保证，其具备在中国地区以外开发、营销和商业化本产品的财务和运营能力。

4.4 Except as expressly set forth herein, no other warranties, express or implied, are provided by either Party, including warranties of merchantability or fitness for a particular purpose.

4.4 除本协议明确规定外，任何一方不作出其他明示或暗示的保证，包括对适销性或特定用途适用性的保证。

ARTICLE 5 - CONFIDENTIALITY

第五条 保密条款

The Parties agree to maintain strict confidentiality of all proprietary and confidential information exchanged under this Agreement, with exceptions for public domain, independently developed, or legally required disclosures. Confidentiality obligations shall survive termination for a period of three (3) years, or indefinitely with respect to trade secrets.

双方同意严格保密在本协议项下交换的所有专有及保密信息，除非该信息属于公共领域、由接收方独立开发或法律要求披露。保密义务在协议终止后三（3）年内继续有效；对商业秘密则永久有效。

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ARTICLE 6 - TERM AND TERMINATION

第六条 协议期限与终止

6.1 Term. This Agreement shall remain in effect for five (5) years from the Effective Date (the “Initial Term”), automatically renewing for successive one-year terms unless terminated as provided herein.

6.1 协议期限：本协议自生效日起有效期为五（5）年（“初始期限”），期满后将自动续期一年，除非依据本协议条款被终止。

6.2 Termination for Breach. Either Party may terminate this Agreement upon ninety (90) days’ written notice of material breach if such breach is not cured.

6.2 违约终止：如一方发生重大违约且在九十（90）日书面通知后未予以纠正，另一方可终止本协议。

6.3 Termination for Insolvency. Either Party may terminate immediately upon the other Party’s insolvency or bankruptcy proceedings not withdrawn within ninety (90) days.

6.3 破产终止：如一方破产或进入破产程序且在九十（90）日内未撤销，另一方可立即终止本协议。

6.4 Effect of Termination. Upon termination, each Party shall cease all use of the other Party’s confidential information and intellectual property, and return or destroy all copies thereof.

6.4 终止后果：协议终止后，双方应立即停止使用对方的保密信息和知识产权，并退还或销毁所有复制件。

ARTICLE 7 - DISPUTE RESOLUTION

第七条 争议解决

Disputes shall first be resolved amicably. Failing such resolution within thirty (30) days, disputes shall be submitted to final and binding arbitration under the American Arbitration Association (AAA) Rules in Miami, Florida, in English.

双方应首先通过友好协商解决争议。如在三十（30）日内未能解决，则应提交至美国仲裁协会（AAA）位于佛罗里达州迈阿密的仲裁机构，依其规则进行最终且具有约束力的仲裁，仲裁语言为英语。

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ARTICLE 8 - GENERAL PROVISIONS

第八条 一般条款

8.1 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, USA.

8.1 管辖法律：本协议受美国特拉华州法律管辖。

8.2 Assignment and Successors. This Agreement, and all rights and obligations hereunder, shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. In the event of a corporate reorganization, merger, share exchange, redomiciliation, or other restructuring whereby UMeWorld Limited ceases to exist, this Agreement shall automatically be assigned to, and enforceable by, its successor entity, including but not limited to UMeWorld Inc., a Delaware corporation, without the need for further consent by Guangzhou Yonghua.

8.2 转让与继任者：本协议及其所有权利和义务对双方及其各自的继任者与受让方具有约束力并使其受益。如因公司重组、合并、股份交换、重定注册或其他重组导致UMeWorld Limited不再存续，本协议将自动转让至其继任实体，包括但不限于UMeWorld Inc.（特拉华州公司），且无需广州永华进一步同意。

8.3 Force Majeure. Neither Party shall be liable for any failure or delay in performance of its obligations (other than payment obligations) due to circumstances beyond its reasonable control, including, without limitation, acts of God, natural disasters, war, terrorism, riots, embargoes, acts of civil or military authorities, fire, floods, strikes, labor disputes, supply chain interruptions, power or communications failures, or epidemics and pandemics. The affected Party shall promptly notify the other Party of such event and use commercially reasonable efforts to resume performance as soon as practicable.

8.3 不可抗力：除付款义务外，若因超出合理控制的情况导致任何一方未能或延迟履行义务，包括但不限于天灾、自然灾害、战争、恐怖主义、骚乱、禁运、政府行为、火灾、水灾、罢工、劳资纠纷、供应链中断、电力或通信故障、流行病或大流行，受影响方不承担责任，并应及时通知对方并尽商业合理努力尽快恢复履行义务。

8.4 Independent Contractors. The relationship of the Parties under this Agreement is that of independent contractors. Nothing contained herein shall be deemed to create, or be construed as creating, any agency, partnership, joint venture, fiduciary duty, or other form of joint enterprise, employment, or association between the Parties. Neither Party shall have the authority to bind or obligate the other Party in any manner whatsoever without the prior written consent of such other Party. Each Party shall be solely responsible for its own employees, contractors, expenses, and taxes arising from the performance of its obligations under this Agreement.

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8.4 独立承包人：双方在本协议项下为独立承包人关系，不构成代理、合伙、合资、信托责任或其他联合企业、雇佣或协作关系。未经对方事先书面同意，任何一方均无权代表或约束对方。各方应自行负责其员工、承包人、费用及因履行本协议所产生的税务责任。

8.5 Entire Agreement. This Agreement constitutes the entire understanding between the Parties, superseding all prior agreements relating to the subject matter.

8.5 完整协议：本协议构成双方之间关于本协议标的事项的完整协议，并取代之前的所有相关协议。

ARTICLE 9 - TECHNOLOGY AND KNOW-HOW TRANSFER

第九条 技术与专有技术转让

9.1 Guangzhou Yonghua agrees to provide UMeWorld Limited with access to technical data, process know-how, and trade secrets relating to enzymatic technology, DAG Oil, and biofuels (the “Know-How”). Such Know-How shall be provided on a non-exclusive basis outside the China Territory and shall be used by UMeWorld Limited for the establishment, operation, and commercialization of pilot and commercial plants, including but not limited to facilities in Malaysia, the United States, and Europe.

9.1 广州永华同意向UMeWorld Limited提供与酶促技术、DAG油及生物燃料相关的技术资料、工艺技术及商业秘密（“专有技术”），在中国地区以外以非独家方式提供，供UMeWorld Limited用于建立、运营及商业化试点及商业化工厂，包括但不限于马来西亚、美国及欧洲的设施。

9.2 Guangzhou Yonghua acknowledges that it has no patent or registered intellectual property rights enforceable outside the China Territory, and that UMeWorld Limited shall have the right to freely apply the Know-How outside the China Territory without restriction, subject only to confidentiality obligations set forth herein.

9.2 广州永华承认其在中国地区以外无可执行的专利或注册知识产权，UMeWorld Limited可在中国地区以外自由应用该专有技术，仅须遵守本协议规定的保密义务。

ARTICLE 10 - MISCELLANEOUS

第十条 杂项条款

10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given when delivered personally, sent by internationally recognized courier service, or transmitted by electronic mail with confirmation of receipt, to the addresses designated by the Parties.

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10.1 通知：本协议项下要求或允许的所有通知或其他通信应以书面形式进行，并在亲自送达、通过国际认可快递服务发送，或通过电子邮件（附确认收悉）发送至双方指定地址时视为已正式送达。

10.2 Amendments. No amendment or modification of this Agreement shall be valid unless made in writing and signed by duly authorized representatives of both Parties.

10.2 修订：对本协议的任何修订或修改，须经双方正式授权代表书面签署方为有效。

10.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.3 正本：本协议可签署多个副本，每份均视为正本，合并视为一份完整协议。

10.4 Language. This Agreement is executed in the English language, which shall control in the event of any conflict of interpretation.

10.4 语言：本协议以英文签署，如发生解释冲突，以英文版本为准。

10.5 No Waiver. The failure of either Party to enforce any provision of this Agreement shall not constitute a waiver of its rights to enforce that or any other provision thereafter.

10.5 不放弃权利：任一方未行使或执行本协议项下的任何条款，不构成对该项或其他条款权利的放弃。

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

本协议经双方于生效日签署生效。

UMeWorld Limited

签字：                 /Michael Lee/

Name: Michael Lee / 姓名：Michael Lee

Title: CEO / 职务：首席执行官

Date: August 11, 2025 / 日期：2025年8月11日

Guangzhou Yonghua Special Medical Nutrition Technology Co., Ltd.

签字：                 /Wong Yong Hua/

Name: Wang Yong Hua / 姓名：王永华

Title: Legal Representative / 职务：法定代表人

Date: August 11, 2025 / 日期：2025年8月11日

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